UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 22, 2014

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Pluristem Therapeutics Inc. (the “Company”), held its annual meeting of stockholders on May 22, 2014. The results of the stockholder voting at the annual meeting are set forth below.

Stockholders voted on the matters set forth below:

Proposal No. 1 — Election of Directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes

Zami Aberman	15,225,574	3,653,462	26,907	15,245,366

Israel Ben-Yoram	18,611,618	130,728	163,597	15,245,366

Isaac Braun	18,667,408	72,388	166,147	15,245,366

Mark Germain	18,604,030	138,105	163,808	15,245,366

Moria Kwiat	18,602,861	143,824	159,258	15,245,366

Hava Meretzki	18,635,058	136,101	134,784	15,245,366

Nachum Rosman	18,631,094	109,942	164,907	15,245,366

Doron Shorrer	16,241,054	2,505,521	159,368	15,245,366

Proposal No. 2 — Amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock

For	Against	Abstain	Broker Non-Votes

30,674,537	2,725,415	177,798	573,559

Proposal No. 3 — Ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2014

For	Against	Abstain	Broker Non-Votes

32,771,414	393,910	184,128	N/A

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: May 22, 2014	By:	/s/ Boaz Gur-Lavie
	Name:	Boaz Gur-Lavie
	Title:	Chief Financial Officer and Secretary